UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2020

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

(Former name and former address if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSSC	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.08. Shareholder Director Nominations.

NAPCO Security Technology, Inc., a Delaware corporation (the “Company,”), has scheduled its Annual Meeting of Stockholders (the “Meeting”) for April 30, 2020 and has established March 17, 2020 as the record date for stockholders entitled to notice of and to vote at the Meeting. At the Meeting, among other things, Stockholders will be voting for the election of two directors for a three year term expiring at the annual meeting following the Company’s fiscal year ending June 30, 2022.

Stockholders who intend to present proposals at the Meeting, and who wish to have such proposals included in the Company’s Proxy Statement must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, NY 11701, not later than March 1, 2020. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2020 Annual Meeting but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than March 1, 2020.

Pursuant to the Company’s by-laws, any nominations for Director by a stockholder must be delivered and mailed to and received by the principal executive offices of the Company not later than March 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date:	February 7, 2020	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Senior Vice President and Chief Financial Officer